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                                                                     Exhibit 3.5


                         CERTIFICATE OF INCORPORATION

                                      of

                        METALLURG HOLDINGS CORPORATION

      THIS IS TO CERTIFY that the undersigned incorporator hereby constitutes and forms a corporation under and by virtue of the provisions of the New Jersey Business Corporation Act.

      FIRST: The name of the corporation is:

                         METALLURG HOLDINGS CORPORATION

      SECOND: The address of the corporation's initial registered office is One Centennial Square, Haddonfield, New Jersey 08033, and name of the corporation's initial registered agent at such address is AGH&R Service Company.

      THIRD: This corporation is formed for the purpose of engaging in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Twenty-five hundred (2500) shares of common stock with no nominal or par value per share.

      FIFTH: The number of directors constituting the initial Board of Directors of the corporation shall be three (3) and their names and addresses are:
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            Name                          Address
            ----                          -------

            Michael A. Standen   c/o Shieldalloy Metallurgical Corporation
                                 West Boulevard
                                 P.O. Box 768
                                 Newfield, New Jersey 08344

            Barry C. Nuss        c/o Shieldalloy Metallurgical Corporation
                                 West Boulevard
                                 P.O. Box 768
                                 Newfield, New Jersey 08344

            Eric L. Schondorf    c/o Shieldalloy Metallurgical Corporation
                                 West Boulevard
                                 P.0. Box 768
                                 Newfield, New Jersey 08344

      SIXTH: The incorporator's name and address are Deborah A. Hays, One Centennial Square, Haddonfield, New Jersey 08033.

      SEVENTH: (a) A Director of the corporation shall not be personally liable to the corporation or its shareholders for damages or breach of any duty owed to the corporation or its shareholders, except for breaches of duty based upon an act or omission (i) in breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by the Director of an improper personal benefit. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification. The liability of a Director of the corporation shall be further eliminated or limited to the fullest extent allowable under New Jersey law, as it may in the future be amended.

      (b) To the extent permitted by applicable New Jersey law, an Officer of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except for breaches of duty based upon an act or omission (i) in breach of the Officer's duty of loyalty to the corporation


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or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by the Officer of an improper personal benefit. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of an Officer of the corporation existing at the time of such repeal or modification. The liability of an Officer of the corporation shall be further eliminated or limited to the fullest extent allowable under New Jersey law, as it may in the future be amended.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 3rd day of March, 1997.

                                       /S/ DEBORAH A. HAYS
                                       ----------------------------
                                       DEBORAH A. HAYS, ESQUIRE


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                           CERTIFICATE OF AMENDMENT
                    TO THE CERTIFICATE OF INCORPORATION OF
                        METALLURG HOLDINGS CORPORATION

To:   The Secretary of State
      State of New Jersey

Pursuant to the provisions of Sections 14A:9-1 and 14:9-4 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation, as follows:

            1. The name of the corporation is Metallurg Holdings Corporation.

            2. An amendment to the corporation's Certificate of Incorporation was duly adopted by the board of directors and sole shareholder of the corporation to add a paragraph EIGHT to the corporation's Certificate of Incorporation to read in it entirety as follows:

            "EIGHTH: Neither the corporation, nor any foreign entity owned by the corporation whose stock is pledged, either in whole or in part, to a third party, shall be dissolved or liquidated, or merged into the corporation or another entity, without the consent of at least 66 2/3% of the holders of all of the then outstanding shares of the common stock of the corporation."

            3. The amendment was adopted by all of the directors and the sole shareholder of the corporation on April 9, 1997.

            4. The number of shares entitled to vote on the amendment at the time of the adoption thereof was 100. The number of shares voted in favor of the amendment was 100. The number of shares voted against the amendment was 0.

            5. This Certificate of Amendment shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this 9th day of April, 1997.

                                          METALLURG HOLDINGS CORPORATION

                                          BY:/S/ ERIC L. SCHONDORF
                                             -------------------------------
                                             ERIC L. SCHONDORF, Vice President


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